UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 441-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2024 SoundHound AI, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., Wedbush Securities Inc., Northland Securities, Inc. and Ladenburg Thalmann & Co. Inc., as sales managers and/or principals (each, a “Manager” and collectively, the “Managers”), with respect to an at-the-market equity program under which the Company may offer and sell up to $150,000,000 of shares of its Class A common stock, par value $0.0001 per share (the “Shares”) from time to time through the Managers (the “ATM Offering”). Under the Agreement, the Managers will be entitled to a commission at a fixed rate of 2.5% of the gross sales price of Shares sold under the Agreement. The Company will also reimburse the Managers for certain specified expenses in connection with entering the Agreement.

Sales of the Shares, if any, under the Agreement may be made in negotiated transactions, including block trades, or transactions that are deemed to be ‘‘at the market’’ offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including directly on the Nasdaq Global Market or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. The Company has no obligation to sell, and the Managers are not obligated to buy or sell, any of the Shares under the Agreement and may at any time suspend offers under the Agreement or terminate the Agreement. The Company has agreed to provide the Managers with customary indemnification and contribution rights, including for liability under the Securities Act and Securities Exchange Act of 1934, as amended. The ATM Offering will terminate upon the termination of the Agreement as permitted therein.

The Shares will be issued pursuant to the Company’s previously filed Registration Statement on Form S-3 (File No. 333-273393) that was declared effective on August 4, 2023 and the prospectus included therein, as supplemented by the prospectus supplement relating to the ATM Offering filed with the with the Securities and Exchange Commission on April 9, 2024. This Current Report on 8-K (this “Report”) shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 1.1 to this Report. Also attached as Exhibit 5.1 to this Report is the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the issuance and sale of the Shares.

Item 9.01. Financial Statement and Exhibits.

Exhibit Number	Description
1.1	Form of Equity Distribution Agreement, dated April 9, 2024
5.1	Opinion of Ellenoff Grossman & Schole LLP
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SoundHound AI, Inc.

Dated: April 9, 2024	By:	/s/ Keyvan Mohajer
	Name:	Keyvan Mohajer
	Title:	Chief Executive Officer

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